Alexion Receives NASDAQ Notification
Related to the Late Filing of Form 10-Q

NEW HAVEN, Conn., November 16, 2016- Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced that it received a notification letter on November 15, 2016 from The NASDAQ Stock Market ("NASDAQ"). The notification letter stated that because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the "Form 10-Q"), the Company is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the "SEC"). The NASDAQ notification letter has no immediate effect on the listing of the Company's common stock on the NASDAQ Global Select Market.

Under the NASDAQ Listing Rules, the Company has until January 17, 2017 to either file the Form 10-Q or submit a plan to NASDAQ in order to regain compliance with NASDAQ's Listing Rules. If the Company is unable to file its Form 10-Q by January 17, 2017, then the Company intends to submit a compliance plan on or prior to that date. If NASDAQ accepts the Company's plan, NASDAQ can grant an exception of up to 180 calendar days from the filing's due date, or until May 8, 2017, to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-Q, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company's plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.

The Company intends to take all necessary steps to achieve compliance with NASDAQ’s continued listing requirements.

About Alexion

Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion developed and commercializes Soliris® (eculizumab), the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), two life-threatening ultra-rare disorders. As the global leader in complement inhibition, Alexion is strengthening and broadening its portfolio of complement inhibitors, including evaluating potential indications for eculizumab in additional severe and ultra-rare disorders. Alexion’s metabolic franchise includes two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare disorders, Strensiq® (asfotase alfa) to treat patients with hypophosphatasia (HPP) and Kanuma® (sebelipase alfa) to treat patients with lysosomal acid lipase deficiency (LAL-D). In addition, Alexion is advancing the most robust rare disease pipeline in the biotech industry with highly innovative product candidates in multiple therapeutic areas. This press release and further information about Alexion can be found at: www.alexion.com.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as “anticipate,” “believe,” “expect,” “will,” or similar expressions. A number of important factors could cause actual results of the Company to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) risks relating to the internal investigation being conducted by the Audit and Finance Committee; (ii) legal proceedings and government investigations relating to the subject of the Audit and Finance Committee’s investigation or related matters; (iii) the risk that these or other risk factors impact the expected timing of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016; and (iv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, and other risk factors identified herein or from time to time in the Company’s periodic filings with the SEC. The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Alexion Contacts:

Media
Stephanie Fagan, 475-230-3777
Senior Vice President, Corporate Communications

Kim Diamond, 475-230-3775
Executive Director, Corporate Communications

Investors
Elena Ridloff, CFA, 475-230-3601
Vice President, Investor Relations